Guardant Health Reports First Quarter 2023 Financial Results
Q1 revenue increased 34% year over year driven by clinical volume growth of 45%
Raises 2023 revenue guidance to $535 to $545 million
PALO ALTO, Calif. May 9, 2023 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter ended March 31, 2023.
First Quarter 2023 Financial Highlights
•Revenue of $128.7 million for the first quarter of 2023, an increase of 34% over the first quarter of 2022
•Reported 39,100 tests to clinical customers and 6,150 tests to biopharmaceutical customers in the first quarter of 2023, representing an increase of 45% and 21%, respectively, over the first quarter of 2022
Recent Operating Highlights
•Delivered record clinical volumes driven by the FDA approval of Guardant360 CDx for ESR1 mutations in metastatic breast cancer and expanded commercial coverage to more than 300 million lives
•Received Medicare coverage for Guardant Response, the first blood-only liquid biopsy for I-O monitoring for all solid tumors
•Filed premarket approval (PMA) application for Shield blood-based CRC screening, and FDA review process underway
•Presented additional data from ECLIPSE trial at Digestive Disease Week (DDW)
•Strengthened leadership team with the appointment of Ines Dahne-Steuber as Chief Operating Officer to drive further operating efficiency and scale, and the promotion of Darya Chudova to Chief Technology Officer to continue innovation of our market-leading technology platform
“We are off to a very strong start with robust clinical volume growth fueled by continued expansion in lung cancer and a step change in breast cancer volumes following our recent FDA approval of Guardant360 CDx in metastatic breast cancer,” said Helmy Eltoukhy, co-founder and co-CEO. “With the recent coverage of Guardant Response, we now have full Medicare coverage across our Therapy Selection and MRD product portfolios. This coverage will help drive continued volume growth as we approach breakeven in our Therapy Selection core business and execute on our strategy to be the worldwide leader in precision oncology.”
“Each quarter we are making more progress on our goal of developing a new patient-preferred market category in CRC screening. Shield is the first mover in this category that achieved 83% overall CRC sensitivity at 90% specificity in range with other guideline-recommended non-invasive CRC screening tests. Based on this study readout, our team has recently submitted the PMA, and the FDA review is currently underway,” said AmirAli Talasaz, co-founder and co-CEO. “Today at DDW, the study investigators presented additional insights for the ECLIPSE trial. Sensitivity of our test at stage I-III was 81% where cure rates are highest, and 72% in detecting localized disease that would be most likely be cured through surgical procedures. Based on our ECLIPSE results, we believe that as a longitudinal screening test, taken every three years, Shield will detect nearly all CRCs at a curable stage and will save many lives.”
First Quarter 2023 Financial Results
Revenue was $128.7 million for the three months ended March 31, 2023, a 34% increase from $96.1 million for the three months ended March 31, 2022. Precision oncology revenue grew 35%, driven predominantly by an increase in clinical testing volume and biopharma sample volume, which grew 45% and 21%, respectively, over the prior year period. Development services and other revenue increased by 28%, primarily due to revenues earned from our partnership agreements during the three months ended March 31, 2022.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $75.6 million for the first quarter of 2023, an increase of $11.5 million from $64.1 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 59%, as compared to 67% for the corresponding prior year period. Precision oncology gross margin was 60% in the first quarter of 2023, as compared to 64% in the prior year period. The reduction is due to the change in mix between clinical and biopharma revenue, as well as the year over year change in blended clinical ASP due to the increased proportion of volume coming from Reveal, TissueNext and Response. Development services and other gross margin was 48% in the first quarter of 2023, as compared to 89% in the prior year period. The change is due to a one-time cost incurred in the first quarter of 2023 related to one of our partnership agreements and to the inclusion of the cost of processing Shield LDT samples as part of our screening market development activities.

Operating expenses were $209.7 million for the first quarter of 2023, as compared to $187.5 million for the corresponding prior year period, an increase of 12%. Non-GAAP operating expenses were $188.3 million for the first quarter of 2023, as compared to $158.7 million for the corresponding prior year period.
Net loss was $133.5 million for the first quarter of 2023, as compared to $123.2 million for the corresponding prior year period. Net loss per share was $1.30 for the first quarter of 2023, as compared to $1.21 for the corresponding prior year period. Non-GAAP net loss was $108.5 million for the first quarter of 2023, as compared to $93.2 million for the corresponding prior year period. Non-GAAP net loss per share was $1.06 for the first quarter of 2023, as compared to $0.91 for the corresponding prior year period.
Adjusted EBITDA loss was $101.0 million for the first quarter of 2023, as compared to a $86.6 million loss for the corresponding prior year period.
Free cash outflow for the first quarter of 2023 was $82.0 million. Cash, cash equivalents and marketable debt securities were $937.0 million as of March 31, 2023.
2023 Guidance
Guardant Health expects full year 2023 revenue to be in the range of $535 million to $545 million, representing growth of 19% to 21% compared to full year 2022. This compares to its previous guidance range of $525 million to $540 million. Guardant Health continues to expect full year 2023 operating expenses to be below full year 2022, driven by efficiency measures and continued leverage of its existing infrastructure, and free cash outflow to be approximately $350 million in 2023.
Webcast Information
Guardant Health will host a conference call to discuss the first quarter and full year 2023 financial results after market close on Thursday, May 9, 2023 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP cost of development services and other, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, Adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, changes in estimated fair value of noncontrolling interest liability, contingent consideration, acquisition related expenses, amortization of intangible assets, fair value adjustments on marketable equity securities, impairment of non-marketable securities and other assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for (benefit from) income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; changes in estimated fair value of noncontrolling interest liability; adjustments relating to contingent consideration; and, if applicable in a reporting period, acquisition-related expenses, and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchases of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.

About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. The Guardant Health screening portfolio, including the Shield™ test, aims to address the needs of individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2022, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:
investors@guardanthealth.com
Media Contact:
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022

Revenue:
Precision oncology testing	$113,393	$84,136
Development services and other	15,321	11,963
Total revenue	128,714	96,099
Costs and operating expenses:
Cost of precision oncology testing	45,106	30,684
Cost of development services and other	7,967	1,297
Research and development expense	93,128	81,757
Sales and marketing expense	76,123	64,432
General and administrative expense	40,445	41,267
Total costs and operating expenses	262,769	219,437
Loss from operations	(134,055)	(123,338)
Interest income	3,060	778
Interest expense	(644)	(644)
Other income (expense), net	(1,654)	(48)
Loss before provision for (benefit from) income taxes	(133,293)	(123,252)
Provision for (benefit from) income taxes	240	(24)
Net loss	$(133,533)	$(123,228)
Net loss per share, basic and diluted	$(1.30)	$(1.21)
Weighted-average shares used in computing net loss per share, basic and diluted	102,663	101,853

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$223,640	$141,647
Short-term marketable debt securities	713,380	869,584
Accounts receivable, net	87,204	97,256
Inventory, net	46,474	51,598
Prepaid expenses and other current assets, net	33,762	31,509
Total current assets	1,104,460	1,191,594
Property and equipment, net	163,229	167,920
Right-of-use assets, net	170,651	174,001
Intangible assets, net	11,047	11,727
Goodwill	3,290	3,290
Other assets, net	58,954	61,453
Total Assets	$1,511,631	$1,609,985
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$190,534	$175,817
Deferred revenue	13,621	17,403
Total current liabilities	204,155	193,220
Convertible senior notes, net	1,138,034	1,137,391
Long-term operating lease liabilities	204,857	210,015
Other long-term liabilities	9,136	9,179
Total Liabilities	1,556,182	1,549,805
Stockholders’ (deficit) equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 102,708,305 and 102,619,383 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	1,763,544	1,742,114
Accumulated other comprehensive loss	(12,150)	(19,522)
Accumulated deficit	(1,795,946)	(1,662,413)
Total Stockholders’ (Deficit) Equity	(44,551)	60,180
Total Liabilities and Stockholders’ (Deficit) Equity	$1,511,631	$1,609,985

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022

GAAP cost of precision oncology testing	$45,106	$30,684
Amortization of intangible assets	(148)	(148)
Stock-based compensation expense and related employer payroll tax payments	(1,218)	(1,176)
Non-GAAP cost of precision oncology testing	$43,740	$29,360

GAAP cost of development services and other	$7,967	$1,297
Amortization of intangible assets	$(201)	$—
Stock-based compensation expense and related employer payroll tax payments	$(476)	$—
Non-GAAP cost of development services and other	$7,290	$1,297

GAAP research and development expense	$93,128	$81,757
Stock-based compensation expense and related employer payroll tax payments	(8,748)	(5,410)
Contingent consideration	(570)	(2,120)
Non-GAAP research and development expense	$83,810	$74,227

GAAP sales and marketing expense	$76,123	$64,432
Stock-based compensation expense and related employer payroll tax payments	(7,543)	(5,570)
Non-GAAP sales and marketing expense	$68,580	$58,862

GAAP general and administrative expense	$40,445	$41,267
Amortization of intangible assets	(331)	(332)
Stock-based compensation expense and related employer payroll tax payments	(4,468)	(12,835)
Contingent consideration	300	(2,390)
Acquisition related expenses	—	(63)
Non-GAAP general and administrative expense	$35,946	$25,647

GAAP loss from operations	$(134,055)	$(123,338)
Amortization of intangible assets	680	480
Stock-based compensation expense and related employer payroll tax payments	22,453	24,991
Contingent consideration	270	4,510
Acquisition related expenses	—	63
Non-GAAP loss from operations	$(110,652)	$(93,294)

GAAP net loss	$(133,533)	$(123,228)
Amortization of intangible assets	680	480
Stock-based compensation expense and related employer payroll tax payments	22,453	24,991
Contingent consideration	270	4,510
Acquisition related expenses	—	63
Unrealized gains on marketable equity securities	(3,882)	—
Impairment of non-marketable equity securities	5,485	—
Non-GAAP net loss	$(108,527)	$(93,184)

	Three Months Ended March 31,
	2023	2022

GAAP net loss per share, basic and diluted	$(1.30)	$(1.21)
Non-GAAP net loss per share, basic and diluted	$(1.06)	$(0.91)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	102,663	101,853

Guardant Health, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022

GAAP net loss	$(133,533)	$(123,228)
Interest income	(3,060)	(778)
Interest expense	644	644
Other (income) expense, net	1,654	48
Provision for (benefit from) income taxes	240	(24)
Depreciation and amortization	10,345	7,201
Stock-based compensation expense and related employer payroll tax payments	22,453	24,991
Contingent consideration	270	4,510
Acquisition related expenses	—	63
Adjusted EBITDA	$(100,987)	$(86,573)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022

Net cash used in operating activities	$(74,441)	$(28,619)
Purchase of property and equipment	(7,524)	(22,700)
Free cash flow	$(81,965)	$(51,319)